UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

PHARMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33380	87-0792558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place

Louisville, Kentucky 40299

(Address of principal executive offices) (Zip Code)

(502) 627-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Securities Holders.

On March 28, 2012, PharMerica Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Rights Agreement dated August 25, 2011, between the Company and Computer Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent (the “Rights Agreement”). The Amendment amends the final expiration date of the Company’s Series A Junior Participating Preferred Stock purchase rights (the “Rights) issued pursuant to the Rights Agreement from August 25, 2021 to March 28, 2012. Accordingly, the Rights expired at the close of business on March 28, 2012, and the Rights Agreement has been terminated and is of no further force and effect. This description is only a summary, and is not complete, and should be read together with the entire Amendment, which has been filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the termination of the Rights Agreement referenced in Item 3.03 above, on March 30, 2012, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware to eliminate the Certificate of Designations with respect to the Series A Junior Participating Preferred Stock. The Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Elimination for PharMerica Corporation Series A Junior Participating Preferred Stock.

4.1	Amendment No. 1 to Rights Agreement, dated as of March 28, 2012, between PharMerica Corporation and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: April 2, 2012	By:	/s/ Michael J. Culotta
Micahel J. Culotta

EVP, CFO

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Elimination for PharMerica Corporation Series A Junior Participating Preferred Stock.

4.1	Amendment No. 1 to the Rights Agreement, dated as of March 28, 2012, between PharMerica Corporation and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent.